Exhibit 10.21

LOAN AGREEMENT

January 15, 2019

WHEREAS Arshad M Farooq (the “Lender”) and Petrolia Energy Corporation (the “Borrower”) wish to enter into this loan agreement (the “Loan Agreement”) which provides a loan of US $125,000 at an interest rate of 4%

NOW THEREFORE, in consideration of the increase of the loan upon the terms hereof, the Lender and the Borrower covenant and agree as follows:

Borrower:	Petrolia Energy Corporation

Lender:	Arshad M Farooq.

Loan:	US $125,000 (“Loan”).

Effective Date:	January 15, 2019

Maturity Date:	January 15, 2020

Renewal Option:	Borrow has an option to extend the Principal loan for one (I) additional year commencing January 15, 2020 by paying the Year 1 Interest payment and providing a written notice 14 days prior to the Maturity Date

Interest Rate:	The Borrower shall pay interest on the total Loan at a rate of 4% per annum or until Maturity.

Repayment:	Principal and Accrued Interest paid January 15, 2020

Prepayment:	Prepayment is permitted any time subject to a written notification period of 5 calendar days. In the event of early payout, the Borrower shall ensure total interest paid to the lender for the entire term of this loan.

Representations and Warranties:	Borrower represents and warrants to the Lender that:

1.	it has been duly incorporated and is in good standing under the legislation governing it, and it has the powers, pennits, and licenses required to operate its business or enterprise and to own, manage, and administer its property;

2.	it has the right to pledge, charge, mortgage, or lien its assets in accordance with the Security contemplated by this Loan Agreement;

3.	it is not involved in any dispute or legal proceedings likely to materially affect its financial position or its capacity to operate its business;

4.	it has all the requisite power, authority and capacity to execute and deliver this Loan Agreement and the Security (to which it is a party) and to perform its obligations hereunder and thereunder;

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Affirmative Covenants:	Each of the Loan Parties covenants and agrees that it shall:

I.	pay all sums of money when due and payable by it to the Lender under this Loan Agreement and the Security;

2.	in the case of the Borrower, carry on business and operate its petroleum and natural gas reserves in accordance with good practices consistent with accepted industry standards and pursuant to applicable agreements, regulations, and laws;

3.	maintain its corporate existence and comply with all applicable laws;

4.	comply with all regulatory bodies and provisions regarding environmental procedures and controls;

5.	upon reasonable notice, allow the Lender access to its books and records and to visit and inspect its assets and place of business; and

Events of Default:	The Lender may accelerate the payment of any such outstanding amounts and cancel availability of any w1drawn portion of any of the Loan at any time after the occurrence of anyone or more of the following events (each an “Event of Default”):

I.	failure by the Borrower to pay principal. interest and fees when due;

2.	any material representations and warranties made by a Loan Party are incorrect in any material respect;

3.	any breach of applicable law by a Loan Party;

4.	any cross default as a result of a failure in the performance or observance of any material term or condition in respect of any other indebtedness or obligation of a Loan Party under this Loan Agreement or any of the Security to which it is a party or under any other material agreement to which it is a party; or any event which has happened or is expected to happen which would have a material adverse effect on a Loan Party.

Indemnity:	The Loan Parties jointly and severally indemnify the Lender against any loss, costs, claims, actions, suits, damages, expenses or liabilities of any and every kind which the Lender may sustain or incur, directly or indirectly, as a consequence of the entry into and performance of this Loan Agreement and any of the Security, the use of funds advanced under this Loan Agreement, the consummation of any transaction contemplated by this Loan Agreement, any litigation or claim commenced arising out of the execution, delivery or performance of, or the enforcement of any right under this Loan Agreement or any of the Security, a default by any Loan Party in the payment or performance of any obligations (including any representation or warranty made herein by a Loan Party being incorrect at the time it was made or deemed to have been made), the failure by a Loan Party to comply with any of its covenants in this Loan Agreement or in any of the Security, or the occurrence of any other default or Event of Default, except where such loss, costs, claims, actions, suits, damages, expenses or liabilities arise by reason of the gross negligence or willful misconduct of the Lender. The indemnities in this Loan Agreement shall extend to the agents and assignees of the Lender and. for certainty, those for whom the Lender acts as agent hereunder, and the Loan Parties shall hold the benefit of such indemnities in trust for such indemnified parties to the extent necessary to give effect hereto.

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The provisions, undertakings, and indemnifications set out in this Loan Agreement, shall survive the satisfaction and release of the Security and payment and satisfaction of the indebtedness and liability of the Loan Parties to the Lender.

Costs:	Each party shall be responsible for its own legal costs.

Requirements:	The Borrower hereby agrees to provide to the Lender written notice of a change in name or address immediately.

Assignment:	The rights or obligations of the Borrower herein and the amount of the Loan may be transferred or assigned by the Borrower subject to written approval of the Lender, acting reasonably. The Lender may assign all or any part of the Loan, the Security and this Loan Agreement without the consent of the Borrower but shall notify the Borrow within a reasonable time frame of such assignment occurring.

Binding Agreement:	The terms and conditions of this Loan Agreement are binding and legal obligations and shall constitute a commitment on the part of the Borrower and the Lender.

Confidentiality:	This Loan Agreement is delivered to you on the understanding that neither it nor its contents shal I be disclosed to any other party except to counsel, accountants, employees and agents of the Borrower who are specifically involved in the transaction.

Lender’s Role:	Nothing contained in this Loan Agreement, the Security or any related documentation shall in any way be deemed to be or be construed as creating the relationship of joint venturer or partner or co-venturer with the Loan Parties. The parties each acknowledge and agree that the relationship between them is solely and exclusively one of borrower and lender.

Counterparts:	This Loan Agreement may be executed by the parties hereto in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. Executed copies may be delivered by facsimile transmission or electronic mail transmission and it shall not be necessary to confirm execution by delivery of originally executed documents.

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Currency:	All references to amounts in this agreement, unless otherwise described, are in United States Dollars.

Rights and Remedies Cumulative:	The rights, remedies and powers of the Lender under this Loan Agreement and the Security, at law and in equity are cumulative and not alternative and are not in substitution for any other remedies, rights or powers of the Lender, and no delay or omission in exercise of any such right, remedy or power shall exhaust such rights, remedies and powers to be construed as a waiver of any of them.

Waivers and Amendments:	No tenn, provision or condition of this Loan Agreement or any of the Security, may be waived, varied or amended unless in writing and signed by a duly authorized officer of the Lender.

Governing Law:	This Loan Agreement sha.JI be construed, governed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas and the laws of the United States of America applicable therein.

Joint and Several Liability:	lf more than one person is designated as Guarantor, then each such person shall be jointly and severally liable for all of the indebtedness, liabilities, covenants, representations, warranties and other obligations of the Guarantors set out in this Loan Agreement. If more than one person is designated as a Loan Party, then each such person shall be jointly and severally liable for all of the indebtedness, liabilities, covenants, representations, warranties and other obligations of the Loan Parties set out in this Loan Agreement.

Waiver of Jury Trial:	The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Loan Agreement, the Security or any other document or the transactions contemplated hereby or thereby (whether based on contract, tort or any of other theory).

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AGREED AND ACCEPTED as of the 15th day of January 2019.

Witness	ARSHAD M FAROOQ
Lender

PETROLIA ENERGY CORPORATION
Borrower

Per:
Name:	Zel C. Khan
Title:	CEO & President